Exhibit 99.2

Supernus to Present at Cowen Health Care Conference in March

ROCKVILLE, Md., February 27, 2017 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and update of the company and host investor meetings at the Cowen & Company 37th Annual Health Care Conference.

Date: Wednesday, March 8, 2017

Time: 10:40 a.m. ET
Place: The Boston Marriott Copley Place, Boston, Mass.

Investors interested in arranging a meeting with the Company’s management during this conference should contact the conference coordinator.

A live webcast of the presentation can be accessed by visiting ‘Events & Presentations’ in the Investors Section on the Company’s website at www.supernus.com. An archived replay of the webcast will be available for 60 days on the Company’s website after the conference.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com